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                                                                    EXHIBIT 10.1



                             CONTRACT OF EMPLOYMENT


This Contract of Employment (this "Agreement") is entered into on May 12,
2000.

(A)   eLoyalty (UK) Limited ("the Company"); and

(B)   Vaughan Thomas (the "Employee").


                              TERMS AND CONDITIONS

The parties hereby agree as follows:

1. ENGAGEMENT. The Company will employ the Employee as a Senior Vice President of the Company and the Employee will serve the Company in such capacity subject to and in accordance with the terms of this Agreement ("Employment"). For purposes of this Agreement, references to the "Group" means the Company, any subsidiary, any holding company and any subsidiary of any holding company from time to time, and references to "company", "subsidiary" and "holding company" will have the same meanings as their respective definitions in the Companies Act 1985 as amended by the Companies Act 1989.

2.    EMPLOYMENT DUTIES.

      2.1 For purposes of this Agreement, the Employee will take instructions from any of the following: (a) the Chairman of the Company, (b) the President of the Company, or (c) the collective board of directors of the Company (collectively, "Senior Management").

      2.2 The Employee will perform such duties as may be assigned to the Employee in relation to the administration and execution of the Company's practices, business affairs and operations from time to time by or on behalf of Senior Management.

      2.3    During the course of the Employment, the Employee will:

             (a) devote the whole of the Employee's working time, attention and skill to the duties of the Employment;

             (b) faithfully and diligently perform such duties and exercise such powers as may from time to time be reasonably assigned to or vested in the Employee;

             (c) accept such offices in any member of the Group as may be reasonably required by Senior Management;

             (d) comply with all rules and regulations from time to time issued by the Company to its employees;


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             (e)  obey all reasonable and lawful directions given to the
                  Employee by or under the authority of Senior Management;

             (f) use the Employee's best endeavours to promote the interest and reputation of the Group; and

             (g) not do anything which is harmful to or which will bring the Company or any member of the Group into disrepute or discredit.

      2.4 The Employee will at all times keep Senior Management promptly and fully informed (in writing if so requested) of the Employee's conduct of the business, finances or affairs of the Company. The Employee will provide such explanations and supply all information in the Employee's possession as Senior Management may require in connection with such conduct of the business, finance or affairs of the Company.

      2.5 Normal office hours are 9.00 am to 5.30 pm Monday to Friday inclusive, with an hour for lunch. In addition, the Employee may, and likely will, be required to work, without additional remuneration, additional hours if the requirements of the Employee's job so dictate.

      2.6    Senior Management may at any time:

             (a) within reasonable limits vary any powers and duties assigned to the Employee and require the Employee to cease performing or exercising any of such powers and duties;

             (b) appoint a further employee having responsibilities similar to the Employee to act jointly with the Employee and in that event the Employee will perform the Employee's duties and exercise the Employee's powers in a manner which will be consistent with such appointment;

             (c) require the Employee to perform services not only for the Company but also for any other member in the Group, including, if so required, acting as a director of any member of the Group; and

             (d) require the Employee, due to the nature of the Employee's duties, to travel abroad, sometimes for substantial periods of time, in order to perform the Employee's duties under this Agreement.


      2.7 The Employee will be required (a) to work at the principal office of the Company or at such other location as Senior Management may from time to time reasonably require and (b) to travel and work outside the United Kingdom as directed by Senior Management from time to time. If the Employee is required to relocate the Employee's permanent residence, the Company will give the Employee reasonable notice of such requirement and will pay or reimburse all reasonable relocation expenses, provided, however, that if the Employee timely notifies the Company



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             of its decision not to relocate his permanent residence as requested by the Company, the Company shall have the right, in its sole discretion, to either continue Employee's employment at his then-current location or terminate Employee's employment in accordance with the termination provisions set forth in Section 4.1 hereunder.

      2.8 Except as otherwise permitted by the second sentence of this subclause 2.8, the Employee will not during the term of this Agreement (unless the Company otherwise agrees in writing), directly or indirectly, (a) undertake, be engaged in or concerned in any other business, trade, profession or other occupation (whether as an employee, consultant, agent, director or otherwise) nor have any financial interest in any other business, trade, profession or other occupation or (b) hold any ownership or financial interest in a competitor, client or vendor of the Company that could cause divided loyalty, or even give the appearance of divided loyalty, or that could cause speculation or misunderstanding regarding such interest. Notwithstanding the foregoing, nothing contained herein shall be construed as restricting Employee from engaging in any activities with respect to the ownership, lease and/or sale of Employee's real property, in participating in those charities which do not have conflicting interests as the Company, and in holding any non-employee directorships in other companies which has been pre-approved by Senior Management. If the competitor, client or vendor (or other business) is a public company, then neither the Employee nor a member of the Employee's immediate family may hold more than one percent (1%) of the outstanding stock of that company.

      2.9 If the Employee has given or received notice of termination of the Employment, the Employee may not make any public statements in relation to the Company or any member of the Group. After the effective date of termination, the Employee may not (a) represent the Employee as being employed by or connected with the Company or
             (b) use the style of "eLoyalty" or any name including the words "eLoyalty Corporation" or any name which is similar or likely to be confused therewith.

3.    TERM OF EMPLOYMENT.

      3.1 The Employment will commence on the Commencement Date set out in Exhibit A hereto (the "Commencement Date") and continue until terminated pursuant to clause 4.

      3.2 No employment with a previous employer counts as part of a continuous employment for purposes of calculating the Employee's statutory entitlements.




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4.    TERMINATION.

      4.1 Except if terminated for Good Cause (as defined in Section 4.3 below), the Company may terminate Employee's employment for any reason upon giving Employee one-year notice of such termination and the Company will continue Employee's normal salary and benefits until the end of such one-year notice period unless a Good Cause event occurs, in which case the Company's obligations hereunder shall cease immediately. If during such one-year notice period, Employee begins employment with another employer providing equivalent or greater renumeration, the Company's obligations to continue Employee's salary and benefits during the one-year notice period shall also cease immediately. If the Company terminates Employee's employment for any reason other than for Good Cause, the Company shall pay Employee its bonus as follows:

             (a) if terminated prior to the second anniversary of the Commencement Date, then the targeted bonus which would have been earned by Employee during the one-year notice period if Employee has remained employed with the Company; or

             (b) if terminated after the second anniversary of the Commencement Date, then the average of the targeted bonus earned by Employee during the two years immediately prior to the effective date of termination.

             If the Company terminates the Employee's employment for any reason other than for Good Cause (as defined below) during the first twenty-four (24) months of Employee's employment hereunder, and further subject to the terms of the Company's applicable stock option plan and the Company's stock option agreements executed by the Employee, fifty percent (50%) of all options to purchase the Company's shares granted by the Company to the Employee prior such termination shall immediately vest upon termination.

             The terms of the promissory note executed by the Employee and attached hereto as EXHIBIT C shall govern the parties' obligations with respect to the loan of One Million Two Hundred Thousand United States Dollars (US$1.2million) granted to the Employee by the Company (including in the event of termination of Employee's employment hereunder).

      4.2 The Company's normal retirement age is 60 years, and the Employment will automatically terminate at the end of the month in which the Employee reaches this age.

      4.3 Notwithstanding anything contained in Section 4.1, the Company may summarily terminate the Employment immediately (followed by written confirmation within five (5) business days) without any payment of salary, bonus, benefits or damages (other than payment accrued to Employee to the date of termination) if the Employee (each a "Good Cause" event):



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             (a)  is guilty of any serious misconduct or material or persistent breach of any of the terms or conditions of this Agreement, in a material or persistent manner wilfully neglects or refuses to carry out any of the Employee's duties or to comply with any lawful and reasonable written instruction given to the Employee by Senior Management;

             (b) has a bankruptcy order made against the Employee or compounds with or enters into any voluntary arrangements with the Employee's creditors; or

             (c) is convicted of any criminal offence (whether or not in connection with the Employment) other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed.

      4.4 The exercise by the Company of its right of termination under this clause 4 will be without prejudice to any other rights or remedies which the Company or any member of the Group may have or be entitled to exercise against the Employee.

      4.5 All credit, charge and expense cards and all books, papers, drawings, designs, documents, records and computer hardware and software kept or made by or in the possession or control of the Employee relating to the businesses of the Company or any member of the Group and all other property of the Company or any member of the Group are and remain the property of the Company or such member, and the Employee will at the termination date immediately deliver to the Company all such items in the Employee's possession, custody or control.

      4.6 The Company may at its sole and absolute discretion make a payment of any salary or compensation otherwise owed to the Employee in lieu of any required period of notice (subject to deduction of such PAYE tax and class 1 national insurance contributions as the Inland Revenue may require).

      4.7 Notwithstanding any other provisions of this Agreement, the Company has no obligation to vest in or assign to the Employee any powers or duties or provide any work for the Employee and the Company may at any time prior to the effective date of termination and from time to time suspend the Employee from the performance of the Employee's duties or exclude the Employee from any premises of the Company and any member of the Group for a maximum period of three months. This Agreement will continue to have full force and effect if the Company exercises any of its rights under this subclause 4.7; in particular, the Employee's full salary and benefits (including any bonus or commission) will not cease to be payable by reason only of such suspension or exclusion of the Employee, unless and until the Employment is terminated under any provisions of this Agreement, or the Company is otherwise entitled to cease paying or providing such salary and benefits.

      4.8 Employee may terminate his Employment upon giving the Company one-year prior written notice. Upon receiving such notice, the Company may, in its sole discretion, make Employee's termination effective immediately or anytime before the one-year notice period ends by paying to Employee any salary or


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             compensation otherwise owed to the Employee during such one-year notice period.

5. SALARY. As compensation for the Employee's services, the Company will pay the Employee a base salary of the amount listed in Exhibit A hereto. That base salary is payable at monthly intervals in arrears on the last business day of each calendar month. The Employee's base salary will be subject to annual review on or around the first day of the Company's fiscal year and may, at the discretion of Senior Management, be increased from that listed in Exhibit A hereto based on the Employee's responsibilities, capabilities and performance during the preceding fiscal year.

6. BONUS. The Company may elect to pay Employee bonuses in accordance with the bonus plan confirmed in writing to Employee by Senior Management, which plan may be amended by the Company in its sole discretion at any time upon notice to Employee. Employee's targeted bonus as of the Commencement Date is as set forth in Exhibit A hereto.

7.    PENSION AND BENEFITS.

      7.1 The Company will make annual contributions to an employee retirement plan account established by the Employee (i) in accordance with the Company's pension plan policies, or (ii) as reasonably agreed upon by the Company and Employee (provided such agreement does not violate any applicable laws), in the amount of 6% of the Employee base salary, subject to any statutory contribution limits.

      7.2 The Employee is entitled to thirty (30) working days paid holiday per calendar year plus statutory bank holidays in England and Wales. Such holiday will accrue in proportion to the period worked. Only five accrued but unused days of paid holiday at the end of the Company's fiscal year will carry over to the next fiscal year.

      7.3 The Employee will be entitled to participate fully in the Company benefits programs as amended from time to time. A summary of the Company's benefit programs as of the date of this Agreement is attached as EXHIBIT B hereto.

8. SICKNESS. Subject to a production of a medical certificate satisfactory to the Company, salary will not cease to be payable by reason only of the Employee's incapacity for work due to sickness or accident for a period of up to six calendar months or at the Company's discretion, any longer period. Payments made by the Company under this clause 8 will include the amount of any statutory sick pay or social security sickness benefit to which the Employee may be entitled.

9. BUSINESS EXPENSES. The Company will, in accordance with and subject to the Company's expense reimbursement policy, reimburse the Employee for all proper and reasonable business expenses necessarily incurred by the Employee in performing the Employee's duties. These will include (but will not be limited to) transportation, hotel and/or apartment accommodation for travel away from the Employee's permanent residence, telephone and other business expenses. The Employee will provide the Company with



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      supporting documentation sufficient to satisfy reporting requirements of the Inland Revenue, any other tax jurisdiction in which such expenses will be included in any filing, and the Company. The Company's determination as to the reasonableness or necessity of any expense will be final.

10.   CONFIDENTIALITY AND INFORMATION.

      10.1 For purposes of this Agreement and subject to subclause 10.2 below, "Confidential Information" includes but is not limited to:

             (a) any trade secrets or discovery, invention or improvement in relation to goods and/or services made by the Employee alone or with others and which directly or indirectly relates to the business of the Company or any member of the Group;

             (b) information which arises out of work performed by the Employee for the Company or any member of the Group; and

             (c) any other information or material concerning the business or affairs of the Company or the Group including but not limited to business strategies and plans, proposals, deliverables, prospects and customer lists, methodologies, training materials and computer software (including without limitation software products and related documentation).

      10.2 Confidential Information does not include information that is in the public domain otherwise than through impermissible disclosure by the Employee.

      10.3 Without prejudice to any other duty owed to the Company under which the Employee must keep secret information received or obtained by the Employee in confidence, the Employee will:

             (a) during the course of the Employment keep secret and not use for any purposes, reveal, disclose or publish to any person (other than as required for performance of the Employee's duties under this Agreement) any Confidential Information;

             (b) at all times after the effective date of termination of Employment keep secret and not use for any purposes, reveal, disclose or publish to any person any Confidential Information or any other information concerning the business or affairs of the Company; and

             (c) do all such acts and things and take all such steps as the Company may reasonably require to prevent the unauthorized use, publication or disclosure of any Confidential Information by any other person.

      10.4 The Employee will at all times promptly provide the Company with such correspondence, documents, papers, computer hardware and software, information and records as may be reasonably required by Senior Management and




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             all explanations (in writing if so requested) as may be required in connection with matters relating to the Employment hereunder or to the business or affairs of the Company or its clients.

      10.5 Without prejudice to clause 4.4, the Employee will, whenever requested by Senior Management and in any event at the effective date of termination, promptly deliver up to the Company all correspondence and all other documents, papers, computer hardware and software, information and records whatsoever containing Confidential Information which are in the Employee's possession, custody or control, including those which may have been prepared by the Employee in the course of the Employment which are in the Employee's possession, custody or control. The Employee may not retain any copies thereof.

11. DEDUCTIONS. The Company will be entitled at any time during the Employment or in any event on termination of the Employment, howsoever arising, to deduct from the Employee's salary any monies then due from the Employee to the Company.

12.   RESTRAINT ON COMPETITION AND SOLICITING CUSTOMERS.

      12.1 The Employee agrees that in addition to the other terms of this Agreement and without prejudice to any other restrictions imposed on the Employee by law, the Employee will not for a period of one year following the effective date of termination, whether directly or indirectly, either for the Employee's own account or on behalf of or for any other person, firm or organisation or in any capacity whatsoever:

             (a) engage in the practice of providing consulting or related services in the field of Customer Relationship Management or any substantially similar field for any person who has been a client of the Company or any member of the Group with whom the Employee has dealt in the course of the Employment, or prospective client for whom the Employee has participated in the submission of a proposal, in either case, during the one year period preceding the effective date of termination; or

             (b) (i) solicit, procure or induce, or endeavour to procure or induce, any employee of the Company or any member of the Group to leave his or her employment with such company or (ii) participate in or have a financial, management or other interest in any business enterprise that engages in, or plans to engage in, direct competition with the Company within any member state of European Union in which the Company has a presence or a proposed presence, the proposal of which the Employee has worked on within the six months preceding the effective date of termination, except that subclause 12.1(b)(ii) will only apply if the Employee voluntarily resigns or if the Employment is terminated by the Company for Good Cause under subclause 4.3 above.

      12.2 While the restrictions imposed in this clause 12 are considered by the parties to be reasonable in all the circumstances, it is agreed that if any one or more of such



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             restrictions will either, when taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the Company's legitimate interests but would be adjudged to be reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner, then such restrictions will apply with such deletions, restrictions or limitations as the case may be.

13. REMEDIES. The Employee recognises and agrees that a breach of any or all of the provisions of clauses 10 or 12 will constitute immediate and irreparable harm to the Company's business advantage, including but not limited to the Company's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. The Employee therefore agrees that the Company will be entitled to seek an injunction or any other equitable remedy against the Employee in the event of a breach of any or all of the provisions of clauses 10 or 12 by the Employee.

14. INTELLECTUAL PROPERTY. During the Employment, the Employee will disclose to the Company all ideas, inventions and business plans which the Employee develops during the course of the Employment which relate directly or indirectly to the Company's business, including but not limited to any computer programs, processes, products or procedures which may, upon application, be protected by patent or copyright. Ownership of any such invention will be determined in accordance with Section 39 of The Patents Act 1977. Any such idea or business plans will be the property of the Company. The Employee will, at the Company's request and cost, (i) provide the Company with such assurances as are appropriate or necessary to secure a patent or copyright in respect of any such ideas, inventions or business plans and (ii) execute and do all instruments and things necessary to vest all right, title and interest in and to any such ideas, inventions and business plans in the Company or its nominee absolutely as legal and beneficial owner. Further, in consideration of the Company entering into this Agreement, the Employee hereby assigns to the Company by way of assignment of future copyright, the copyright, designer and other proprietary rights, if any, for the full term thereof throughout the world in respect of all copyright works created or made by the Employee during the Employment (except only those copyright works created or made by the Employee wholly unconnected with the Employment).

15. PRINCIPLES AND POLICIES. The Employee will abide by the Company's principles and policies, including eLoyalty Corporation Principles and Policies of Business Conduct, as amended from time to time, which is incorporated herein by reference.

16. ASSIGNMENT. The Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, the Employee may not assign any of the Employee's rights or delegate any of the EMPLOYEE'S duties or obligations under this Agreement. The Company may assign its rights, duties or obligations under this Agreement to a member of the Group or a purchaser or transferor of a majority of the US Parent's or the Company's outstanding capital stock or a purchaser of all, or substantially all, of the assets of the US Parent or the Company.



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17.   NOTICES.

      17.1   All notices will be in writing.

      17.2 Notices intended for the Company will be sent by registered or certified mail addressed to the Company at Regina House, 5 Queen Street, London EC4N 1SP, Attention: President, with a copy to eLoyalty Corporation at Two Conway Park, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, USA, Attention: General Counsel.

      17.3 Notices intended for the Employee will be either delivered personally to the Employee or sent by registered or certified mail addressed to the Employee's last known address.

      17.4 Any such notice given pursuant to this clause 17 will be deemed to have been received and effectively served:

             (a)  upon delivery if delivered personally; or

             (b) upon the next following business day (as defined below) if sent by registered or certified mail.

18. STATUTORY PARTICULARS. The written particulars of employment required to be given under the provisions of Section I of the Employment Rights Act 1996 are, unless otherwise previously set out above, stated in Schedule 1 attached hereto. Terms used in Schedule 1 but not defined therein have the meaning ascribed thereto in this Agreement.

19. ENTIRE AGREEMENT. This Agreement (including attachments hereto) constitutes the entire agreement between the Company and the Employee relating to the Employment and supersedes any prior agreement (whether oral or written) relating to his employment by the Company. Neither the Employee nor the Company may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties.

20. APPLICABLE LAW AND JURISDICTION. The validity, construction and performance of this Agreement will be governed by English law.

21. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

22. HEADINGS. Headings are for ease of reference only and will not affect the meaning or construction of any provision in this Agreement.



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23.   ACKNOWLEDGEMENT. The Employee acknowledges that the Employee has read, understood and accepts the provisions of this Agreement.


                                   SIGNATURES

IN WITNESS WHEREOF, this Contract of Employment has been duly executed by the parties on the date first set forth above.

For and on behalf of
eLOYALTY (U.K.) LIMITED



By:
   ---------------------------------------------
Name:       Kelly Conway
Position:   Director and Chief Executive Officer


THE EMPLOYEE



-------------------------------
Vaughan Thomas




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